CONFORMED COPY


	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	_______________________________

	FORM 8-K

	CURRENT REPORT

	PURSUANT TO SECTION 13 OR 15(d) OF THE

	SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   March 15, 2000


Mikros Systems Corporation
	(Exact Name of Registrant as Specified in Charter)


Delaware	2-67918-NY	14-1598200
(State or Other Jurisdiction
of Incorporation)
(Commission File Number)
(IRS Employer Identification No.)


707 Alexander Road, Building Two, Suite 208, Princeton, NJ 08540
(Address of Principal Executive Offices)
	(Zip Code)


609-987-1513
(Registrant's telephone number, including area code)



(Former Name or Former Address, if Changed Since Last Report)

	Item 4. 	Changes in Registrant's Certifying Accountant.

On March 15, 2000, Mikros Systems Corporation (the "Company") informed Druker, Rahl & Fein ("DRF"), the Company's independent accountants since 1992, of its decision to retain Lipman Selznick & Witkowski as its new independent accountants effective upon the termination of the Company's relationship with Druker, Rahl & Fein. Thereafter, on March 15, 2000, DRF confirmed the termination of its relationship with the Company. In connection with its audits for each of the two years in the period ended December 31, 1998 and thereafter there were no disagreements with the prior auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The prior auditors' report on the Company's financial statements for each of the two years in the period ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to audit scope or accounting principles, but was modified as to the uncertainty of the Company's ability to continue as a going concern. The decision to change accountants was approved by the Board of Directors of the Company.

	Item 7. 	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Information of Businesses Acquired.

	Not applicable.

(b) Pro Forma Financial Information.

	Not applicable.



(c) Exhibits.

	Exhibit No.	16

      Druker, Rahl & Fein
					 Business Consultants
					 Certified Public Accountants
					 Post Office Box 7648
					 Princeton, New Jersey 08543-7648

March 22, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dar Sirs/Madams:

We have read and agree with the comments in Item 4 of the Mikros Systems Corporation Form 8-K dated March 15, 2000.


Very truly yours,


Druker, Rahl & Fein





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


MIKROS SYSTEMS CORPORATION

By: /s/ Thomas J. Meaney
	  President
       (Principal Executive Officer)

Date: March 27, 2000